NEWS RELEASE

FORWARD AIR CORPORATION REPORTS FIRST QUARTER 2025 RESULTS
Consolidated Financial Results Improved Year-Over-Year

Operational Execution Leads to Sequential Pricing and Margin Improvement at the Expedited Freight Segment

Strong Liquidity Position Increased to $393 Million

GREENEVILLE, Tenn.- (BUSINESS WIRE) - May 7, 2025 - Forward Air Corporation (NASDAQ:FWRD) (the “Company”, “Forward”, “we”, “our”, or “us”) today reported financial results for the three months ended March 31, 2025 as presented in the tables below.

“Our team made progress in the first quarter by focusing our efforts on meeting customers’ needs with award-winning service and solid operational execution,” said Shawn Stewart, Chief Executive Officer. “I am proud of our team’s ability to manage through a backdrop of economic and tariff uncertainty. Income from operations improved by $70 million and Consolidated EBITDA improved by $6 million compared to a year ago.”

“An area of emphasis has been improving pricing at the Expedited Freight segment. We began taking corrective actions late last year and finished implementing the strategy in February. The preliminary pricing results are meeting internal expectations with first quarter revenue per hundredweight, excluding fuel surcharge, up 4.3 percent compared to the fourth quarter 2024, and up 2.5 percent compared to a year ago. The segment’s reported EBITDA margin in the first quarter was 10.4 percent, a nearly a 400-basis point sequential improvement compared to the fourth quarter 2024. We continue to keep our focus on the customer, execute our strategy, grow the company and enhance shareholder value,” concluded Stewart.

Jamie Pierson, Chief Financial Officer added, “For the first quarter 2025, we reported consolidated revenue of $613 million compared to $542 million a year ago. Income from operations improved to $5 million compared to a $66 million loss from operations last year. For year-over-year comparison purposes the Omni acquisition closed on January 25, 2024 so the prior year numbers do not include the first 24 days of Omni’s results for that year.

“For the first quarter, Consolidated EBITDA ("Consolidated EBITDA"), a non-GAAP measure calculated pursuant to our Senior Secured Term Loan Credit Agreement (the "Credit Agreement"), was $69 million. The last twelve months Consolidated EBITDA as of March 31, 2025, was $313 million, which resulted in an approximate $66 million cushion per the terms of the Credit Agreement’s consolidated first lien net leverage ratio covenant.”

“Liquidity at the end of the first quarter was $393 million compared to $382 million at the end of the fourth quarter 2024. The increase was driven by operating cash flow partially offset by interest payments and transaction and integration professional fees. I am pleased with the cash flow performance in the first quarter and with the increase in liquidity to nearly $400 million,” concluded Pierson.

	Three Months Ended
(in thousands, except per share data)	March 31, 2025	March 31, 2024	Change	Percent Change
Operating revenue	$613,281	$541,813	$71,468	13.2%
Income (loss) from operations	$4,763	$(65,732)	$70,495	107.2%
Operating margin	0.8%	(12.1)%	1,290 bps
Net loss	$(61,191)	$(88,794)	$27,603	31.1%
Net loss per basic and diluted share	$(1.68)	$(2.81)	$1.13	40.2%
Cash provided (used in) by operating activities	$27,615	$(51,719)	$79,334	153.4%

Non-GAAP Financial Measures: [1]
Consolidated EBITDA	$68,959	$63,360	$5,599	8.8%
Free cash flow	$16,400	$(55,840)	$72,240	129.4%

[1] Reconciliation of these non-GAAP financial measures are provided in the financial tables below.

Review of Financial Results

Forward will hold a conference call to discuss first quarter 2025 results on Wednesday, May 7, 2025 at 4:30 p.m. ET. The Company’s conference call will be available online on the Investor Relations portion of the Company’s website at ir.forwardaircorp.com, or by dialing (800) 267-6316, Access Code: FWRDQ125.

A replay of the conference call will be available on the Investor Relations portion of the Company’s website at www.forwardaircorp.com, which we use as a primary mechanism to communicate with our investors. Investors are urged to monitor the Investor Relations portion of the Company’s website to easily find or navigate to current and pertinent information about us.

About Forward Air Corporation

Forward is a leading asset-light provider of transportation services across the United States, Canada and Mexico. We provide expedited less-than-truckload services, including local pick-up and delivery, shipment consolidation/deconsolidation, warehousing, and customs brokerage by utilizing a comprehensive national network of terminals. In addition, we offer truckload brokerage services, including dedicated fleet services, and intermodal, first- and last-mile, high-value drayage services, both to and from seaports and railheads, dedicated contract and Container Freight Station warehouse and handling services. Forward also operates a full portfolio of multimodal solutions, both domestically and internationally, via Omni Logistics. Omni Logistics is a global provider of air, ocean and ground services for mission-critical freight. We are more than a transportation company. Forward is a single resource for your shipping needs. For more information, visit our website at www.forwardaircorp.com.

Forward Air Corporation
Condensed Consolidated Statements of Comprehensive Loss
(Unaudited, in thousands, except per share data)

	Three Months Ended
	March 31, 2025	March 31, 2024
Operating revenues:
Expedited Freight	$249,381	$273,295
Omni Logistics	323,470	224,838
Intermodal	62,492	56,292
Corporate	142	—
Eliminations and other operations	(22,204)	(12,612)
Operating revenues	613,281	541,813
Operating expenses:
Purchased transportation	304,262	277,015
Salaries, wages and employee benefits	141,915	128,867
Operating leases	48,792	38,803
Depreciation and amortization	37,360	31,786
Insurance and claims	15,007	12,881
Fuel expense	5,649	5,246
Other operating expenses	55,533	112,947
Total operating expenses	608,518	607,545
Income (loss) from operations:
Expedited Freight	15,634	19,498
Omni Logistics	3,375	(28,585)
Intermodal	5,542	3,586
Other Operations	(19,788)	(60,231)
Income (loss) from operations	4,763	(65,732)
Other expense:
Interest expense, net	(45,547)	(40,753)
Foreign exchange loss	(922)	(668)
Other income, net	104	9
Total other expense	(46,365)	(41,412)
Net loss before income taxes	(41,602)	(107,144)
Income tax (benefit) expense	19,589	(18,350)
Net loss	(61,191)	(88,794)
Net loss attributable to non-controlling interest	(10,554)	(27,082)
Net loss attributable to Forward Air	$(50,637)	$(61,712)

Basic and diluted loss per share attributable to Forward Air	$(1.68)	$(2.81)

Net loss	$(61,191)	$(88,794)
Other comprehensive income (loss):
Foreign currency translation adjustments	265	(151)
Comprehensive loss	(60,926)	(88,945)
Comprehensive loss attributable to non-controlling interest	(10,554)	(27,082)
Comprehensive loss attributable to Forward Air	$(50,372)	$(61,863)

Expedited Freight Segment Information
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2025	Percent of Revenue	March 31, 2024	Percent of Revenue	Change	Percent Change
Operating revenues:
Network [1]	$190,162	76.3%	$214,493	78.5%	$(24,331)	(11.3)%
Truckload	39,255	15.7	37,055	13.6	2,200	5.9
Other	19,964	8.0	21,747	7.9	(1,783)	(8.2)
Total operating revenues	249,381	100.0	273,295	100.0	(23,914)	(8.8)

Operating expenses:
Purchased transportation	120,680	48.4	127,760	46.7	(7,080)	(5.5)
Salaries, wages and employee benefits	52,577	21.1	62,553	22.9	(9,976)	(15.9)
Operating leases	15,433	6.2	14,982	5.5	451	3.0
Depreciation and amortization	10,379	4.2	10,290	3.8	89	0.9
Insurance and claims	10,308	4.1	10,652	3.9	(344)	(3.2)
Fuel expense	2,471	1.0	2,581	0.9	(110)	(4.3)
Other operating expenses	21,899	8.7	24,979	9.2	(3,080)	(12.3)
Total operating expenses	233,747	93.7	253,797	92.9	(20,050)	(7.9)
Income from operations	$15,634	6.3%	$19,498	7.1%	$(3,864)	(19.8)%

[1] Network revenue is comprised of all revenue, including linehaul, pickup and/or delivery, and fuel surcharge revenue, excluding accessorial and Truckload revenue.

Expedited Freight Operating Statistics

	Three Months Ended
	March 31, 2025	March 31, 2024	Percent Change

Business days	63	64	(1.6)%

Tonnage [1,2]
Total pounds	610,635	684,995	(10.9)
Pounds per day	9,693	10,703	(9.4)

Shipments [1,2]
Total shipments	727	828	(12.2)
Shipments per day	11.5	12.9	(10.9)

Weight per shipment	840	827	1.6

Revenue per hundredweight [3]	$31.19	$31.32	(0.4)
Revenue per hundredweight, ex fuel [3]	$24.76	$24.15	2.5

Revenue per shipment [3]	$262.04	$259.14	1.1
Revenue per shipment, ex fuel [3]	$208.03	$199.78	4.1

1 In thousands
[2] Excludes accessorial and Truckload and products
[3] Includes intercompany revenue between the Network and Truckload revenue streams

Omni Logistics Segment Information
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2025	Percent of Revenue	March 31, 2024	Percent of Revenue	Change	Percent Change
Operating revenue	$323,470	100.0%	$224,838	100.0%	$98,632	43.9%

Operating expenses:
Purchased transportation	185,734	57.4	144,424	64.2	41,310	28.6
Salaries, wages and employee benefits	56,783	17.6	48,775	21.7	8,008	16.4
Operating leases	27,090	8.4	19,127	8.5	7,963	41.6
Depreciation and amortization	22,230	6.9	16,869	7.5	5,361	31.8
Insurance and claims	2,615	0.8	2,053	0.9	562	27.4
Fuel expense	1,017	0.3	304	0.1	713	234.5
Other operating expenses	24,626	7.6	21,871	9.8	2,755	12.6
Total operating expenses	320,095	99.0	253,423	112.7	66,672	26.3
Income (loss) from operations	$3,375	1.0%	$(28,585)	(12.7)%	$31,960	111.8%

Intermodal Segment Information
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2025	Percent of Revenue	March 31, 2024	Percent of Revenue	Change	Percent Change
Operating revenue	$62,492	100.0%	$56,292	100.0%	$6,200	11.0%

Operating expenses:
Purchased transportation	20,176	32.3	17,443	31.0	2,733	15.7
Salaries, wages and employee benefits	15,931	25.5	15,082	26.8	849	5.6
Operating leases	5,778	9.2	4,692	8.3	1,086	23.1
Depreciation and amortization	4,720	7.6	4,627	8.2	93	2.0
Insurance and claims	2,791	4.5	2,606	4.6	185	7.1
Fuel expense	2,155	3.4	2,361	4.2	(206)	(8.7)
Other operating expenses	5,399	8.6	5,895	10.5	(496)	(8.4)
Total operating expenses	56,950	91.1	52,706	93.6	4,244	8.1
Income from operations	$5,542	8.9%	$3,586	6.4%	$1,956	54.5%

Intermodal Operating Statistics

	Three Months Ended
	March 31, 2025	March 31, 2024	Percent Change
Drayage shipments	64,449	62,659	2.9%
Drayage revenue per shipment	$883	$822	7.4%

Forward Air Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)
	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$116,311	$104,903
Restricted cash and restricted cash equivalents	363	363
Accounts receivable, less allowance of $3,264 in 2025 and $3,269 in 2024	336,398	322,291
Prepaid expenses	29,398	29,053
Other current assets	10,895	15,890
Total current assets	493,365	472,500

Property and equipment, net of accumulated depreciation and amortization of $302,998 in 2025 and $292,855 in 2024	331,208	326,188
Operating lease right-of-use assets	408,642	410,084
Goodwill	522,712	522,712
Other acquired intangibles, net of accumulated amortization of $235,999 in 2025 and $212,905 in 2024	976,122	999,216
Other long term assets	71,793	71,941
Total assets	$2,803,842	$2,802,641

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$111,510	$105,692
Accrued expenses	143,533	119,836
Other current liabilities	68,197	45,148
Current portion of debt and finance lease obligations	17,446	16,930
Current portion of operating lease liabilities	97,578	96,440
Total current liabilities	438,264	384,046

Finance lease obligations, less current portion	34,332	30,858
Long-term debt, less current portion	1,678,647	1,675,930
Liabilities under tax receivable agreement	13,295	13,295
Operating lease liabilities, less current portion	324,957	325,640
Other long-term liabilities	52,164	48,835
Deferred income taxes	35,177	38,169

Shareholders' equity:
Preferred stock, $0.01 par value: Authorized shares - 5,000,000; no shares issued or outstanding in 2025 and 2024	—	—
Preferred stock, Class B, $0.01 par value: Authorized shares - 15,000; issued and outstanding shares - 9,511 in 2025 and 10,088 in 2024	—	—
Common stock, $0.01 par value: Authorized shares - 50,699,707; issued and outstanding shares - 30,413,067 in 2025 and 29,761,197 in 2024	304	298
Additional paid-in capital	546,556	542,392
Accumulated deficit	(389,759)	(338,230)
Accumulated other comprehensive loss	(2,467)	(2,732)
Total Forward Air shareholders' equity	154,634	201,728
Noncontrolling interest	72,372	84,140
Total shareholders' equity	227,006	285,868
Total liabilities and shareholders' equity	$2,803,842	$2,802,641

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Three Months Ended
	March 31, 2025	March 31, 2024
Operating activities:
Net loss	$(61,191)	$(88,794)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	37,360	31,786
Share-based compensation expense	2,958	1,567
Provision for revenue adjustments	647	1,038
Deferred income tax expense (benefit)	(2,792)	2,945
Other	3,799	4,169
Changes in operating assets and liabilities, net of effects from the purchase of acquired businesses:
Accounts receivable	(21,145)	(20,495)
Other receivables	(434)	5,367
Other current and noncurrent assets	767	(7,104)
Accounts payable and accrued expenses	67,646	17,802
Net cash provided by (used in) operating activities	27,615	(51,719)

Investing activities:
Proceeds from sale of property and equipment	691	849
Purchases of property and equipment	(11,906)	(4,970)
Purchases of a business, net of cash acquired	—	(1,565,242)
Other	(24)	(89)
Net cash used in investing activities	(11,239)	(1,569,452)

Financing activities:
Repayments of finance lease obligations	(4,431)	(4,562)
Proceeds from credit facility	25,000	—
Payments on credit facility	(25,000)	(80,000)
Payment of debt issuance costs	—	(60,591)
Payment of earn-out liability	—	(12,247)
Payment of minimum tax withholdings on share-based awards	(894)	(1,326)
Net cash used in financing activities	(5,325)	(158,726)
Effect of exchange rate changes on cash	357	94
Net increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	11,408	(1,779,803)
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	105,266	1,952,073
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$116,674	$172,270

Forward Air Corporation Reconciliation of Non-GAAP Financial Measures

In this press release, the Company includes financial measures that are derived on the basis of methodologies other than in accordance with accounting principles generally accepted in the United States (GAAP). The Company believes that meaningful analysis of its financial performance requires an understanding of the factors underlying that performance, including an understanding of items that are non-operational. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions as well as evaluating the Company’s performance.

For the three months ended March 31, 2025 and 2024, this press release contains the following non-GAAP financial measures: Consolidated EBITDA, Reported EBITDA and free cash flow.

All non-GAAP financial measures are presented on a continuing operations basis.

The Company believes that Consolidated EBITDA and Reported EBITDA improves comparability from period to period by removing the impact of its capital structure (interest and financing expenses), asset base (depreciation and amortization) and tax impacts. The Company believes that free cash flow is an important measure of its ability to repay maturing debt or fund other uses of capital that it believes will enhance shareholder value.

The Company is also providing Consolidated EBITDA calculated in accordance with our credit agreement as we believe it provides investors with important information regarding our financial condition and compliance with our obligations under our credit agreement.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative to or substitute for, the Company’s financial results prepared in accordance with GAAP. The Company has included, for the periods indicated, a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Investors and other readers are encouraged to review the related U.S. GAAP financial measures and the reconciliations of the non-GAAP measures to their most directly comparable U.S. GAAP measures set forth below.

The following is a reconciliation of net income to Consolidated EBITDA for the three months ended March 31, 2025 and 2024 (in thousands):

	Three Months Ended
	March 31, 2025	March 31, 2024
Net (loss) income	$(61,191)	$(88,794)
Interest expense	45,547	40,753
Income tax (benefit) expense	19,589	(18,350)
Depreciation and amortization	37,360	31,786
Reported EBITDA	41,305	(34,605)
Transaction and integration costs	13,926	61,924
Severance costs	1,574	7,556
Optimization project costs	1,031	—
Pro forma synergies	—	10,507
Pro forma savings	—	11,447
Other	11,123	6,531
Consolidated EBITDA	$68,959	$63,360

The following is a reconciliation of net cash provided by operating activities to free cash flow for the three months ended March 31, 2025 and 2024 (in thousands):

	Three Months Ended
	March 31, 2025	March 31, 2024
Net cash provided by (used in) operating activities	$27,615	$(51,719)
Proceeds from sale of property and equipment	691	849
Purchases of property and equipment	(11,906)	(4,970)
Free cash flow	$16,400	$(55,840)

Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements included in this press release relate to the Company’s expectations for long-term growth; ability to achieve and expand synergistic service offerings; expectations regarding the corrective pricing actions that the Company has taken as well as the impact that may have on the business and the Company’s expectations regarding the Company’s financial performance, including Consolidated EBITDA, and the impact it may have on the business and results of operations.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, the Company's ability to achieve the expected strategic, financial and other benefits of the acquisition of Omni Logistics, the risk that the businesses will not be integrated successfully or that integration may be more difficult, time-consuming or costly than expected, the risk that operating costs, customer loss, management and employee retention and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) as a result of the acquisition of Omni Logistics may be greater than expected, continued weakening of the freight environment, future debt and financing levels, our ability to deleverage, including, without limitation, through capital allocation or divestitures of non-core businesses, our ability to secure terminal facilities in desirable locations at reasonable rates, more limited liquidity than expected which limits our ability to make key investments, the creditworthiness of our customers and their ability to pay for services rendered, our inability to maintain our historical growth rate because of a decreased volume of freight or decreased average revenue per pound of freight moving through our network, the availability and compensation of qualified Leased Capacity Providers and freight handlers as well as contracted, third-party carriers needed to serve our customers’ transportation needs, our inability to manage our information systems and inability of our information systems to handle an increased volume of freight moving through our network, the occurrence of cybersecurity risks and events, market acceptance of our service offerings, claims for property damage, personal injuries or workers’ compensation, enforcement of and changes in governmental regulations, environmental, tax, insurance and accounting matters, the handling of hazardous materials, changes in fuel prices, loss of a major customer, increasing competition, and pricing pressure, our dependence on our senior management team and the potential effects of changes in employee status, seasonal trends, the occurrence of certain weather events, restrictions in our charter and bylaws and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2024, and as may be identified in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

We caution readers that any forward-looking statement made by us in this press release is based only on information currently available to us and they should not place undue reliance on these forward-looking statements, which reflect management's opinion as of the date on which it is made. We undertake no obligation to publicly update any forward- looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise unless required by law.

Contact: Forward Air Corporation
Investors:                Media:
Tony Carreño                Justin Moss
investorrelations@forwardair.com    (404) 362-8933
jmoss@forwardair.com